UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices)

(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on March 16, 2009, Primus Telecommunications Group, Incorporated (“Group”) and three of its subsidiaries, Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications International, Inc. (“PTII”) and Primus Telecommunications IHC, Inc. (“IHC” and together with Group, Holding and PTII, collectively, the “Debtors”), each filed a voluntary petition (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). Subsequently, the Debtors sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors Case No. 09-10867.

On June 12, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order confirming the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors (the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code. A summary of the material features of the Plan is contained in Group’s Current Report on Form 8-K dated June 12, 2009 and filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2009.

On July 1, 2009 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. The distributions of securities under the Plan of the Debtors described in this Current Report on Form 8-K will be made as soon as reasonably practicable after the Effective Date.

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with the Plan, the Debtors entered into and amended the following material agreements:

Agreements Relating to the Debtors’ Securities

Amendment of IHC’s 14.25% Senior Secured Notes Indenture

On the Effective Date, IHC, Group, Holding, the other Guarantors party thereto and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing IHC’s 14 1/4% Senior Secured Notes due 2011 (the “Original Indenture”). The Supplemental Indenture amended the Original Indenture to provide for the issuance of 14 1/4% Senior Subordinated Secured Notes due May 20, 2013 (the “Modified Second Lien Notes”). The maturity of the Modified Second Lien Notes was extended by two years beyond the maturity of the notes issued under the Original Indenture. At the option of IHC, prior to the earlier of (1) the extension of the maturity of or the repayment in full of the indebtedness outstanding pursuant to the Amended Term Loan (as defined below) and the loan facility entered into by Primus Telecommunications Canada Inc., an indirect wholly owned subsidiary of Group, and (2) June 1, 2011, up to 4.25% per annum of the interest on the Modified Second Lien Notes may be paid in kind. The Supplemental Indenture also modified covenants in the Original Indenture to prevent subsidiary guarantors from incurring debt to refinance indebtedness of non-guarantors and to limit the incurrence of indebtedness of restricted persons that is secured by a lien on the assets of IHC, any subsidiary guarantor or other restricted persons, as defined under the modified indenture.

Pursuant to the Plan, the 14 1/ 4% Senior Secured Notes due 2011 were cancelled and as soon as practicable after the Effective Date the holders thereof will receive their pro rata portion of approximately $123.5 million aggregate principal amount of Modified Second Lien Notes.

On the Effective Date, IHC entered into a First Amendment to the Intercreditor Agreement, dated as of February 26, 2007 (as amended through the date hereof, the “Amended Intercreditor Agreement”), with Group, Holding, The Bank of New York Mellon, as First Lien Collateral Agent, and U.S. Bank National Association, as Second Lien Collateral Agent. Pursuant to the Amended Intercreditor Agreement, the Modified Second Lien Notes shall be subordinated in right of payment to the prior indefeasible payment in cash in full of all obligations under the Amended Term Loan (as defined below).

Also on the Effective Date, IHC, each of the Grantors party thereto and U.S. Bank National Association, as collateral agent, entered into a First Amendment to the Collateral Agreement, dated as of February 26, 2007 (as amended through the date hereof, the “Amended Collateral Agreement”), to provide that the obligations of both IHC and PTII, an indirect wholly owned subsidiary of Group, shall be secured by PTII’s assets, including 65% of the voting stock of foreign subsidiaries owned by PTII. In addition, on the Effective Date, Group and Holding entered into an Assumption Agreement in favor of U.S. Bank National Association, as collateral agent, pursuant to which each of Group and Holding became party to the Amended Collateral Agreement. As a result, Group and Holding’s existing guarantees of the Modified Second Lien Notes are secured by a lien on the property of Group and Holding, respectively.

The foregoing descriptions of the Supplemental Indenture, the First Amendment to the Intercreditor Agreement, the First Amendment to the Collateral Agreement and the Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated herein by reference.

Warrant Agreements

As of Effective Date, Group issued Class A warrants to purchase up to an aggregate of 3,000,000 shares of New Common Stock to holders of the 5% Exchangeable Senior Notes due 2010 and 8% Senior Notes due 2014 issued by Holding (collectively, the “Holding Notes”). The Class A warrants consist of 1,000,000 each of Class A-1 warrants, Class A-2 warrants and Class A-3 warrants. In connection with the issuance of the Class A warrants, Group entered into a warrant agreement, dated as of the Effective Date (the “Class A Warrant Agreement”), with StockTrans, Inc., as warrant agent. Subject to the terms of the Class A Warrant Agreement, Class A-1 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $12.22 per share, Class A-2 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $16.53 per share, and Class A-3 warrant holders are entitled to purchase up to 1,000,000 shares of New Common Stock at an initial exercise price of $20.50 per share. The Class A warrants have a five-year term and will expire at 5:00 p.m., New York City time, on July 1, 2014. A holder may exercise Class A warrants by paying the applicable exercise price in cash. In addition, a holder may exercise Class A warrants on a cashless basis in connection with a change of control (as defined in the Class A Warrant Agreement), in connection with a transaction pursuant to an effective registration statement covering the sale of New Common Stock underlying such Class A warrants, or if the exercise occurs on a date when the daily volume-weighted average price of the New Common Stock for the immediately preceding 10 trading days exceeds 150% of the exercise price applicable to such Class A warrants. The Class A warrants are freely transferrable by the holder thereof.

As of the Effective Date, Group issued Class B warrants to purchase up to an aggregate of 1,500,000 shares of New Common Stock to holders of the 3 3/4% Senior Notes due 2010, 12 3/4% Senior Notes due 2009 and Step Up Convertible Subordinated Debentures due 2009 issued by Group (collectively, the “Group Notes”). In connection with the issuance of the Class B warrants, Group entered into a warrant agreement, dated as of the Effective Date (the “Class B Warrant Agreement”), with StockTrans, Inc., as warrant agent. Subject to the terms of the Class B Warrant Agreement, Class B warrant holders are entitled to purchase 1,500,000 shares of New Common Stock at an initial exercise price of $26.01 per share. The Class B warrants have a five-year term and will expire at 5:00 p.m., New York City time, on July 1, 2014. A holder may exercise Class B warrants by paying the applicable exercise price in cash. In addition, a holder may exercise Class B warrants on a cashless basis in connection with a change of control (as defined in the Class B Warrant Agreement), in connection with a transaction pursuant to an effective registration statement covering the sale of New Common Stock underlying such Class B warrants, or if the exercise occurs on a date when the daily volume-weighted average price of the New Common Stock for the immediately preceding 10 trading days exceeds 150% of the exercise price applicable to the Class B warrants. The Class B warrants are freely transferrable by the holder thereof.

The number of shares of New Common Stock issuable upon exercise of the Class A warrants and Class B warrants (together, the “Warrants”) and the exercise prices of the Warrants will be adjusted in connection with any dividend or distribution of New Common Stock, assets or cash (other than any regular cash dividend not to exceed in any fiscal year 45% of the consolidated net income of Group), or any subdivision or combination of the New Common Stock. In addition, the number of shares of New Common Stock issuable upon exercise of the Warrants and the exercise prices of the Warrants are also subject to adjustment in connection with any issuance, grant or sale to any person of (A) rights, warrants, options, exchangeable securities or convertible securities entitling such person to subscribe for, purchase or otherwise acquire shares of New Common Stock at a price per share less than the fair market value of the New Common Stock on the trading day immediately prior to such issuance, sale or grant, subject to certain exceptions, or (B) shares of New Common Stock at a price per share less than the fair market value of the New Common Stock on the trading day immediately prior to such issuance, sale or grant. Additionally, if any transaction or event occurs in which all or substantially all of the outstanding New Common Stock is converted into, exchanged for, or the holders thereof are otherwise entitled to receive on account thereof stock, other securities, cash or assets (each, a “Fundamental Change Transaction”) the holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change Transaction shall have the right to receive upon exercise of the applicable Warrant the kind and amount of stock, other securities, cash and/or assets that such holder would have received if such Warrant had been exercised.

The foregoing descriptions of the Class A Warrant Agreement and the Class B Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 4.1 and 4.2 to this report and incorporated herein by reference.

Contingent Value Rights Distribution Agreement

Pursuant to the terms of the Plan, and as soon as practicable after the Effective Date, Group will issue to holders of Group’s common stock outstanding prior to the Effective Date (the “Old Common Stock”) contingent value rights (“Contingent Value Rights” or “CVRs”) to receive up to an aggregate of 2,665,000 shares (the “CVR Shares”) of New Common Stock. In connection with the issuance of the Contingent Value Rights, Group entered into a Contingent Value Rights Distribution Agreement (the “CVR Agreement”), in favor of holders of CVRs thereunder, dated as of the Effective Date.

The CVRs may not be transferred by the holder thereof except in certain limited circumstances. Subject to the terms of the CVR Agreement, holders of CVRs will receive their pro rata share of up to 2,665,000 CVR Shares. A distribution of CVR Shares is required to be made by Group if, as of any determination date (described below), Group’s equity value (assuming cash exercise in full on such date of in-the-money warrants and options of Group) divided by the sum of the number of shares of New Common Stock then issued and outstanding plus the number of shares of New Common Stock underlying warrants, options and similar securities of Group (other than CVRs) that are then in-the-money exceeds $35.95. The aggregate number of such shares of New Common Stock is referred to as the “Applicable Shares;” the price per share of $35.95, subject to adjustment as described below, is referred to as the “CVR Strike Price;” and the per share amount of any such excess over the CVR Strike Price is referred to as the “Excess Equity Value Per Share.” If such a distribution is required, the number of CVR Shares to be distributed by Group equals the product of Excess Equity Value Per Share multiplied by the number of Applicable Shares divided by the CVR Strike Price. Such product of Excess Equity Value Per Share and the number of Applicable Shares is referred to as the “Excess Equity Value.”

Group will determine if and to the extent a distribution of CVR Shares is required on January 1 and July 1 of each year, commencing on the first such date (but in no event later than July 1, 2013) on which data is available to confirm that Group’s adjusted EBITDA for the immediately preceding four fiscal quarters is equal to at least $100 million, and upon a change of control of Group. Distributions of CVR Shares (if any) will be made within 45 calendar days of a determination by Group that a distribution is required.

Notwithstanding the foregoing, no distribution of CVR Shares is required to be made by Group unless Excess Equity Value exceeds $1 million as of any determination date.

The number of CVR Shares and the CVR Strike Price will be adjusted from time to time in connection with any stock dividend or distribution, or subdivision, split, combination, reclassification or recapitalization of the New Common Stock. In addition, if Group distributes to holders of New Common Stock any of its assets (including but not limited to cash), securities or rights to purchase securities of Group (other than any regular cash dividend not to exceed in any fiscal year 45% of the consolidated net income of Group for the immediately preceding fiscal year), then the number of CVR Shares will be increased and the CVR Strike Price will be decreased, in each case pursuant to the terms of the CVR Agreement. Additionally, in case of any reclassification, merger, consolidation, capital reorganization or other change in the capital stock of Group (other than in connection with a change of control) in which all or substantially all of the outstanding shares of New Common Stock are converted into or exchanged for stock, other securities or other property, Group shall make appropriate provision so that the holders of Contingent Value Rights shall thereafter be entitled to receive, at such time such holder would have otherwise been entitled to receive a distribution under the CVR Agreement, the kind and amount of stock and other securities and property having a value substantially equivalent to the value of New Common Stock that the holders of Contingent Value Rights would have been entitled to receive in connection with a distribution of CVR Shares immediately prior to such reclassification, merger, consolidation, reorganization or other change in the capital stock of Group at a CVR Strike Price that, in each case, is reasonably determined by the board of directors of Group after consultation with an independent valuation advisor to preserve, to the extent practicable, the intrinsic value of such CVR immediately prior to such event.

The Contingent Value Rights will expire and the CVR Agreement will terminate upon the earliest to occur of: (1) the date upon which no further CVR Shares are available for distribution, (2) the consummation of a change of control (subject to any potential distribution of CVR Shares as a result thereof), and (3) July 1, 2019.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.3 to this report and incorporated herein by reference.

Amended Term Loan Facility

As of the Effective Date, Group and Holding entered into a Third Amendment to the Term Loan Agreement, dated as of February 18, 2005 (as amended through the date hereof, the “Amended Term Loan”), with the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper, Inc., a debtor and debtor in possession under chapter 11 of the Bankruptcy Code acting through one or more of its branches as the Administrative Agent and The Bank of New York Mellon, as the successor Administrative Agent. In accordance with the Amended Term Loan, Holding’s Term Loan facility due February 2011 was reinstated and amended in certain respects, including: (i) at the option of Holding, interest rates are now (A) LIBOR + 9.00% with a LIBOR floor of 3.00% (or LIBOR + 11.00% with 4.00% to be paid in kind) or (B) Prime Rate + 8.00% with a Prime Rate floor of 4.00% (or Prime Rate + 10.00% with 4.00% to be paid in kind); (ii) The Bank of New York Mellon has been appointed as successor Administrative Agent; (iii) amortization payments have been increased; (iv) mandatory prepayments are required from (A) 25% of the net proceeds of certain equity issuances (including 25% of the cash of businesses acquired in exchange for equity), (B) 100% of the net proceeds from debt issuances (other than as permitted under the limitation of indebtedness covenant), and (C) 80% of net cash proceeds from asset sales or insurance recoveries not otherwise reinvested within 180 days or committed to reinvestment within 270 days of such asset sales; (v) Group or its affiliates are able to purchase annually up to $5 million in principal amount of loans at less than par without being subject to the pro-rata provisions of the Term Loan facility (or purchases in excess of such annual amount by way of an offer to all lenders), any such purchased loans deemed immediately cancelled; and (vi) certain covenants have been modified, including restrictions on the ability to incur additional debt and the addition of a minimum EBITDA covenant, a maximum indebtedness covenant and a maximum capital expenditure covenant. In addition, the Debtors have agreed to pay all reasonable fees, expenses and disbursements of the counsel and financial advisors to the Term Loan lenders.

The foregoing description of the Amended Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.5 to this report and incorporated herein by reference.

Plans, Contracts or Arrangements in Which Directors or Executive Officers Participate

Separation Agreement with John F. DePodesta

On the Effective Date, Group and Primus Telecommunications, Inc., an indirect wholly owned subsidiary of Group (“PTI”), entered into a Separation Agreement with John F. DePodesta, director and Executive Vice President of Group and certain of its subsidiaries (the “DePodesta Separation Agreement”), in accordance with the Plan.

The DePodesta Separation Agreement is for an initial three-year term commencing on the Effective Date, subject to automatic renewal for successive one-year periods beginning on the second anniversary of the Effective Date. In the event that Mr. DePodesta is terminated by Group and/or PTI without “cause” or if he incurs a “constructive termination” (in each case, a “qualifying termination of employment”), subject to the execution of a general release of claims and continued compliance with certain restrictive covenants (described below), Mr. DePodesta will be entitled to a lump sum cash severance payment equal to no more than two times the sum of his annual base salary and his target annual bonus and continuation of certain welfare benefits for a period of twenty-four months following the date of termination. In addition, in the event of a qualifying termination of employment within twenty-four months after a change of control, all outstanding equity awards, with the exception of certain performance options (described below), granted to Mr. DePodesta will become 100% vested as of the date of his termination of employment.

The DePodesta Separation Agreement also contains certain restrictive covenants, including a confidentiality provision, a non-solicitation provision (which remains in effect during employment and for two years following termination of employment), a non-competition provision (which remains in effect during employment and for one year following termination of employment), and a post-termination cooperation clause.

The foregoing description of the DePodesta Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.6 to this report and incorporated herein by reference.

Separation Agreement with Thomas R. Kloster

On the Effective Date, PTI entered into a Separation Agreement with Thomas R. Kloster, Chief Financial Officer of Group and certain of its subsidiaries (the “Kloster Separation Agreement”), in accordance with the Plan.

The Kloster Separation Agreement is for an initial three-year term commencing on the Effective Date, subject to automatic renewal for successive one-year periods beginning on the second anniversary of the Effective Date. In the event that Mr. Kloster is terminated by Group without “cause” or if he incurs a “constructive termination” (in each case, a “qualifying termination of employment”), subject to the execution of a general release of claims and continued compliance with certain restrictive covenants (described below), he will be entitled to cash severance payable in installments, equal to one year of annual base salary and his annual bonus target (provided that the combined total of such amounts is not to exceed $650,000) and continuation of certain welfare benefits for a period of twelve months following the date of termination. In addition, in the event of a qualifying termination of employment within twenty-four months after a change of control, all outstanding equity awards, with the exception of certain performance options (described below), granted to Mr. Kloster will become 100% vested as of the date of his termination of employment.

The Kloster Separation Agreement also contains certain restrictive covenants including a confidentiality provision, a non-solicitation provision (which remains in effect during employment and for two years following termination of employment), a non-competition provision (which remains in effect during employment and for one year following termination of employment), and a post-termination cooperation clause.

The foregoing description of the Kloster Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.7 to this report and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In accordance with the Plan, on the Effective Date all of the obligations of Group and its subsidiaries with respect to the following indentures were terminated and the respective notes and debentures issued under each such indenture were cancelled:

•	Indenture, dated as of January 16, 2004, by and among Holding, as Issuer, Group, as Guarantor, and Wachovia Bank N.A., as Trustee, relating to the 8% Senior Notes due 2014;

•	Indenture, dated as of June 28, 2006, by and among Holding, as Issuer, Group, as Guarantor, and U.S. Bank N.A., as Trustee, relating to the 5% Exchangeable Senior Notes due 2009;

•	Indenture, dated as of September 15, 2003, by and between Group and Wachovia Bank, N.A., as Trustee, relating to the 3 3/4% Convertible Senior Notes due 2010;

•	Indenture, dated as of February 27, 2006, by and between Group and U.S. Bank N.A., as Trustee, relating to the Step-up Convertible Subordinated Debentures due 2009; and

•	Indenture, dated as of October 15, 1999, by and between Group and First Union National Bank, as Trustee, relating to the 12 3 /4% Senior Notes due 2009.

As discussed above in Item 1.01, on the Effective Date, Group, PTI and Mr. DePodesta entered into the DePodesta Separation Agreement, and PTI and Mr. Kloster entered into the Kloster Separation Agreement. The DePodesta Separation Agreement provides for the termination of the Release and Separation Agreement between Group, PTI and Mr. DePodesta, dated as of March 10, 2009, and the Kloster Separation Agreement provides for the termination of the Release and Separation Agreement between PTI and Mr. Kloster, dated as of March 10, 2009.

In connection with Group’s reorganization and emergence from bankruptcy, all shares of Old Common Stock were cancelled pursuant to the Plan. Accordingly, upon the Effective Date, Group’s equity incentive plans in effect prior to the Effective Date, and all awards granted under such plans, were terminated. Below is a list of equity incentive plans and other benefit plans that were terminated on the Effective Date:

•	Primus Telecommunications Group, Incorporated Equity Incentive Plan, as amended (formerly known as the Primus Telecommunications Group, Incorporated Stock Option Plan);

•	Primus Telecommunications Group, Incorporated Director Compensation Plan; and

•	Primus Telecommunications Group, Incorporated 1998 Restricted Stock Plan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry Into a Material Definitive Agreement—Agreements Relating to the Debtors’ Securities—Amendment of Second Lien Notes Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, all existing shares of Old Common Stock were cancelled pursuant to the Plan. In addition, on the Effective Date, the Holding Notes and Group Notes were cancelled pursuant to the Plan, and in satisfaction of creditor claims and stockholder interests, Group issued (1) 4,800,000 shares of New Common Stock to holders of IHC’s 14 1/4% Senior Secured Notes due 2011, (2) 4,800,000 shares of New Common Stock to holders of the Holding Notes, (3) Class A warrants to purchase up to an aggregate of 3,000,000 shares of New Common Stock to holders of the Holding Notes, (4) Class B warrants to purchase up to an aggregate of 1,500,000 shares of New Common Stock to holders of the Group Notes and (5) contingent value rights to receive up to an aggregate of 2,665,000 shares of New Common Stock to holders of Old Common Stock. Based on the Plan and the confirmation order from the Bankruptcy Court, the issuance of shares of New Common Stock, Warrants (including shares of New Common Stock issuable upon exercise thereof) and Contingent Value Rights (including shares of New Common Stock that may from time to time become distributable in respect thereof) described in the preceding sentence are exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 1145 of the Bankruptcy Code.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year” and “Item 1.01. Entry Into a Material Definitive Agreement—Agreements Relating to the Debtors’ Securities—Amendment of Second Lien Notes Indenture” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On the Effective Date, the following directors have departed the board of directors of Group in connection with Group’s emergence from chapter 11 proceedings and pursuant to the Plan: David E. Hershberg, Douglas M. Karp, John G. Puente, Pradman P. Kaul and Paul G. Pizzani.

Election of Directors

On the Effective Date, pursuant to the Plan, Group’s board of directors (the “Board”) was reconstituted to consist of K. Paul Singh, the current Chief Executive Officer of Group, John F. DePodesta, the current Executive Vice President of Group, Peter D. Aquino, Neil S. Subin and John B. Spirtos.

Management Compensation Plan

On the Effective Date, pursuant to the Plan, the Primus Telecommunications Group, Incorporated Management Compensation Plan (the “Management Compensation Plan”) became effective. Pursuant to the Management Compensation Plan and the Plan, grants of restricted stock units and stock options to acquire shares of New Common Stock were made to certain executive officers and employees of Group and its subsidiaries as follows:

•	400,000 restricted stock units were granted to certain employees and executive officers;

•	400,000 service-based stock options were granted to certain executive officers and employees of reorganized Group and its subsidiaries; and

•	100,000 performance-based stock options were granted to certain employees and executive officers.

The following is a description of the Management Compensation Plan. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.8 to this report and incorporated herein by reference.

Effective Date

The Management Compensation Plan became effective on the Effective Date. Unless earlier terminated by the Board, the Management Compensation Plan will expire on the tenth anniversary of the Effective Date.

Purposes of the Management Compensation Plan

The purposes of the Management Compensation Plan are to allow reorganized Group to attract, motivate and retain employees, independent contractors, and non-employee directors of Group and its subsidiaries and affiliates. The Management Compensation Plan also is designed to (i) encourage stock ownership by these individuals, thereby aligning their interests with those of reorganized Group’s shareholders and (ii) permit the payment of compensation that qualifies as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

New Common Stock Available for Issuance

The Management Compensation Plan provides that awards may be granted for up to 1,000,000 shares of New Common Stock, subject to adjustment in the case of certain changes in capitalization of reorganized Group, including, among other things, a reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event that affects the New Common Stock. The maximum aggregate number of shares of New Common Stock that may be granted during any fiscal year to any single individual who is likely to be a “covered employee” within the meaning of section 162(m)(3) of the Internal Revenue Code is 600,000, in the case of stock options or stock appreciation rights, and 400,000, in the case of restricted stock or other stock-based awards (other than stock appreciation rights).

Types of Awards

The Management Compensation Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, and other stock-based or cash-based performance awards (collectively, “awards”).

Administration

The Compensation Committee (the “Committee”) of the Board of Directors of Group administers the Management Compensation Plan. The Committee has broad authority to administer, construe and interpret the Management Compensation Plan; however, it may not take any action with respect to an award that would be treated, for accounting purposes, as a “repricing” of an award unless the action is approved by the shareholders of Group.

Participation

Awards under the Management Compensation Plan may be granted to officers, independent contractors, employees and non-employee directors of reorganized Group and its subsidiaries and affiliates, except that stock options may only be granted to officers, independent contractors, employees and non-employee directors of reorganized Group and its subsidiaries. Furthermore, incentive stock options may only be granted to employees (including officers and directors who are also employees) of reorganized Group or any of its subsidiaries.

Stock Options

The Committee may grant incentive stock options or nonqualified stock options to eligible individuals on the terms and conditions, consistent with the provisions of the Management Compensation Plan, as it determines, and as evidenced in an award agreement. The exercise price per share of New Common Stock purchasable under a stock option will be determined by the Committee, but may not be less than the fair market value of a share of New Common Stock as of the date the option is granted. Stock options will be exercisable during the specified exercise period at the times and upon the conditions as determined by the Committee, but in no event may a stock option be exercisable for more than ten years after the date of grant. The Committee may, in its sole discretion, accelerate the date on which any stock option becomes exercisable.

When exercising a stock option, all shares of New Common Stock purchased upon exercise are required to be paid for in full at the time of purchase in such form as permitted under the Management Compensation Plan or as determined by the Committee.

Unless otherwise provided in an applicable award agreement or other individual agreement, or unless otherwise determined by the Committee, in the event that a participant terminates employment or service with reorganized Group and its subsidiaries, (i) any outstanding stock options that are not exercisable as of the participant’s date of termination will terminate, and (ii) any outstanding stock options that are exercisable as of such date will remain exercisable until the earlier of ninety (90) days following the date of such termination and the expiration of the term of the stock option, and the stock option will thereafter terminate, except that:

•

Cause. If a participant’s employment or service is terminated for cause, all outstanding stock options, whether vested or unvested, will terminate on the date of the participant’s termination of employment or service.

•

Disability or Death. If a participant’s employment or service is terminated by reason of death or disability, (i) any outstanding stock options that are not exercisable as of such date will terminate, and (ii) any outstanding stock options that are exercisable as of such date will remain exercisable until the earlier of one (1) year following such date and the expiration of the term of the stock option, and the stock option will thereafter terminate.

•

Retirement. If a participant’s employment or service terminates upon retirement on or after the participant’s normal retirement date (as established under any qualified retirement plan of reorganized Group or any subsidiary), (i) any outstanding stock options that are not exercisable as of such date will terminate, and (ii) any outstanding stock options that are exercisable on the date of such termination will remain exercisable until the earlier of eighteen (18) months following such date and the expiration of the term of the stock option, and the stock option will thereafter terminate.

Restricted Stock

The Committee may grant restricted stock awards to eligible participants on the terms and conditions, consistent with the Management Compensation Plan, as it determines and as evidenced in an award agreement. The vesting of a restricted stock award may be conditioned upon the completion of a specified period of employment or service, the attainment of specified performance goals, or any other criteria that the Committee may establish. The Committee will determine the price to be paid by the participant for each share of restricted stock.

If set forth in the applicable award agreement, a restricted stock award may provide that the participant will have the right to vote and receive dividends on restricted stock granted under the Management Compensation Plan. Unless otherwise provided in the award agreement, any New Common Stock received as a dividend on or in connection with a stock split of the shares of New Common Stock underlying a restricted stock award will be subject to the same restrictions as the shares of New Common Stock underlying such award.

Upon a participant’s termination of employment or service with reorganized Group or any of its affiliates or subsidiaries during the applicable restriction period, the restricted stock award will be forfeited. However, the Committee may provide that restrictions or forfeiture conditions relating to any restricted stock awards will be waived in the event of terminations resulting from specific causes, and the Committee may in other cases waive the forfeiture of restricted stock.

Other Stock-Based and Cash-Based Awards

The Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards. The terms and conditions of these awards, including any performance goals or performance periods, will be determined by the Committee at the date of grant or thereafter, and will be evidenced in an award agreement.

Non-Employee Directors’ Grants

Unless otherwise provided by the Committee, immediately following each annual meeting of the shareholders of reorganized Group during the term of the Management Compensation Plan commencing with the 2010 annual meeting of shareholders, each non-employee director will automatically be granted a nonqualified stock option to purchase 10,000 shares of New Common Stock with an exercise price per share equal to the fair market value of a share of New Common Stock on the date of grant. Each stock option so granted will vest and become exercisable ratably in three installments commencing on the date of grant such that 100% of the option will be vested and exercisable on the second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date). All other terms and conditions of the grants will be established by the Committee and set forth in the non-employee director’s award agreement.

Change of Control

In the event that a participant’s employment or service is terminated without “cause” or by the participant for “good reason”, in each case, within twenty-four (24) months following a change of control of Group, the Committee may, in its sole discretion, accelerate the vesting or payment of any outstanding awards. In addition, the Committee may, in its sole discretion, accelerate the vesting or payment of any award effective immediately upon the occurrence of a change of control or convert the vesting of performance-based awards to a time-based awards, in each case, only if these actions would not cause any award to result in deferred compensation that is subject to the additional 20% tax imposed under section 409A of the Internal Revenue Code.

Amendment and Termination

The Board generally may amend, alter, or discontinue the Management Compensation Plan at any time. However, the Board may not amend, alter or discontinue the Plan in a manner that would impair the rights of a participant with respect to awards granted under the Management Compensation Plan prior to any amendment, alteration or discontinuation without the participant’s consent. In addition, stockholder approval is required for any amendment that increases the total number of shares of New Common Stock reserved for grant under the Management Compensation Plan, materially increases the benefits provided under the Management Compensation Plan, or materially alters the eligibility provisions of the Management Compensation Plan. Unless earlier terminated by the Board pursuant to the Management Compensation Plan, the Management Compensation Plan will terminate on the tenth anniversary of the Effective Date. No awards will be granted under the Management Compensation Plan after the termination date.

Grants of Awards under the Management Compensation Plan – Emergence Awards

Restricted Stock Unit Award Agreements

On the Effective Date, grants of restricted stock units were made to certain of Group’s named executive officers pursuant to the Management Compensation Plan.

Grantee	Number of Restricted Stock Units Granted
K. Paul Singh	229,855
John F. DePodesta	79,492
Thomas R. Kloster	34,172

The restricted stock units were granted pursuant to the terms and conditions set forth in the form of restricted stock unit agreement dated as of the Effective Date (the “Emergence RSU Agreement”). The following summary of the Emergence RSU Agreement is qualified in its entirety by reference to the Emergence RSU Agreement, a copy of which is filed as an exhibit to this report.

Pursuant to the Emergence RSU Agreement, RSUs will vest in two equal tranches if reorganized Group attains at least ninety percent (90%) of the specified Adjusted EBITDA Targets for any fiscal year during the ten-year term of the Emergence RSU Agreement. Under certain circumstances specified in the Emergence RSU Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion of such participant’s RSUs will vest based on the number of days such participant was employed during such fiscal year.

In accordance with the terms of the employment agreement entered into between Group and Mr. Singh, dated as of April 26, 2007 (the “Singh Employment Agreement”), the DePodesta Separation Agreement and the Kloster Separation Agreement, in the event of an involuntary termination of employment without “cause” (other than on account of death or disability) or by one of these executives for “good reason” or by reason of a “constructive termination, in each case, within twenty-four months after a change of control, all RSUs will immediately vest and be settled in New Common Stock within ten days following such termination.

Stock Option Award Agreements

On the Effective Date, grants of service-based and performance-based stock options were made to reorganized Group’s named executive officers pursuant to the Management Compensation Plan.

Grantee	Number of Service-Based Options Granted	Number of Performance-Based Options Granted	Exercise Price Per Share
K. Paul Singh	176,544	57,464	$12.22
John F. DePodesta	61,055	19,873	$12.22
Thomas R. Kloster	26,246	8,543	$12.22
Mark Guirgis	7,032	0	$12.22
Tracy B. Lawson	6,980	0	$12.22

Service-based stock options were granted to the named executive officers pursuant to the terms and conditions set forth in the form of stock option agreement dated as of the Effective Date (the “Emergence Option Agreement”) and performance-based stock options were granted to the named executive officers pursuant to the terms and conditions set forth in the form of performance stock option agreement dated as of the Effective Date (the “Emergence Performance Option Agreement”).

Emergence Option Agreement

The Emergence Option Agreement provides for the grant of a nonqualified stock option to purchase shares of New Common Stock at an exercise price per share equal to $12.22. The option vests ratably over two years, with 25% of the option vesting every six months after the date of grant. The stock option expires on the tenth anniversary of the Effective Date (the “Expiration Date”).

In accordance with the terms of the Singh Employment Agreement, the DePodesta Separation Agreement and the Kloster Separation Agreement, in the event of an involuntary termination of employment without “cause” (other than on account of death or disability) or by one of these executives for “good reason” or by reason of a “constructive termination,” in each case, within twenty-four months after a change of control, the stock option will become 100% vested as of the date of such termination and will remain exercisable until the earlier of 120 days following such termination and the Expiration Date. With respect to all other participants, upon a change of control, any unvested portion of the stock option will immediately terminate and any vested portion of the stock option will remain exercisable until the earlier of 120 days following the date of the change of control and the Expiration Date.

Emergence Performance Option Agreement

The following summary of the Emergence Performance Option Agreement is qualified in its entirety by reference to the Emergence Performance Option Agreement, a copy of which is filed as an exhibit to this report.

The Emergence Performance Option Agreement provides for the grant of a nonqualified stock option to purchase shares of New Common Stock at an exercise price per share equal to $12.22. The performance option vests in two equal tranches if at least 115% of the specified Adjusted EBITDA Targets is attained for any fiscal year during the term of the Emergence Performance Option Agreement. Under certain circumstances specified in the Emergence Performance Option Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion (based on the number of days such participant was employed during such fiscal year) of such participant’s performance options will vest and remain exercisable until the earlier of one year following the date on which the Committee determines the applicable percentage of such Adjusted EBITDA Target has been attained (the “Measurement Date”) and the tenth anniversary of the Effective Date (the “Expiration Date”). Any unvested portion of the performance option which is not vested and exercisable as of the Measurement Date will thereafter terminate. The performance option expires on the Expiration Date.

Notwithstanding any provision to the contrary in any individual equity award agreement, employment agreement or separation agreement to which Mr. Singh, Mr. DePodesta or Mr. Kloster is a party as of the Effective Date, upon a change of control, any unvested portion of the performance option will immediately terminate and be of no further force and effect and any vested portion of the performance option will remain exercisable until the earlier of one year after the date of the change of control and the Expiration Date.

The foregoing descriptions of the Emergence RSU Agreement, Emergence Option Agreement and Emergence Performance Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.9, 10.10 and 10.11, respectively, to this report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Plan, Group’s certificate of incorporation and bylaws were amended and restated in their entirety. Reorganized Group’s Second Amended and Restated Certificate of Incorporation (the “Amended Certificate Incorporation”) and Amended and Restated By-Laws (the “Amended By-Laws”) both became effective on the Effective Date. A description of the key provisions of the Amended Certificate of Incorporation and the Amended By-Laws is included in Group’s registration statement on Form 8-A under “Description of Capital Stock” filed with the SEC on July 1, 2009, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibit 3.1 and 3.2 to this report and incorporated herein by reference.

Item 8.01	Other Events.

Adoption of SFAS 160

Effective January 1, 2009, Group adopted Statement of Financial Accounting Standards (SFAS) 160, “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statements,” as described more fully in Note 3 – “Summary of Significant Accounting Policies” to the unaudited interim consolidated financial statements of Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. The adoption of SFAS 160 did not have a material impact on Group’s financial condition, results of operations or cash flows. However, it did impact the presentation and disclosure of noncontrolling (minority) interests in the consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of SFAS 160, Group will be required to reflect the change in presentation and disclosure for all periods presented in future filings.

The principal effect (in thousands) on the balance sheets related to the adoption of SFAS 160 for the years ended December 31, 2008 and 2007 is as follows:

	December 31,
	2008	2007
Balance Sheets
Equity, as previously reported	$(461,539)	$(447,540)
Adjustment for SFAS 160 reclass of noncontrolling interest	2,814	839

Equity, as adjusted	$(458,725)	$(446,701)

Additionally, the adoption of SFAS 160 had the effect of reclassifying earnings attributable to noncontrolling interest in the consolidated statement of operations from other income and expense to separate line items. SFAS 160 also requires that net income be adjusted to include the net income attributable to the noncontrolling interest, and a new separate caption for net income attributable to common shareholders be presented in the consolidated statement of earnings. Thus, after adoption of SFAS 160 net income will increase by $2.6 million, $0.1 million and $0.6 million for the years ended December 31, 2008, 2007, and 2006, respectively, and net income attributable to common shareholders will be equal to net income as previously reported prior to the adoption of SFAS 160.

Press Release

A copy of the press release announcing the effectiveness of the Plan and reorganized Group’s emergence from chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1*	Second Amended and Restated Certificate of Incorporation of Primus Telecommunications Group, Incorporated

3.2*	Amended and Restated By-Laws of Primus Telecommunications Group, Incorporated

4.1	Class A Warrant Agreement, dated as of July 1, 2009, by and between Primus Telecommunications Group, Incorporated and StockTrans, Inc., as Warrant Agent

4.2	Class B Warrant Agreement, dated as of July 1, 2009, by and between Primus Telecommunications Group, Incorporated and StockTrans, Inc., as Warrant Agent

4.3**	Contingent Value Rights Distribution Agreement of Primus Telecommunications Group, Incorporated

10.1	Supplemental Indenture, dated as of July 1, 2009, by and among Primus Telecommunications IHC, Inc., the Guarantors thereto and U.S. Bank National Association, as Trustee

10.2	First Amendment, dated as of July 1, 2009, to Intercreditor Agreement, dated as of February 26, 2007, by and among Primus Telecommunications IHC, Inc., Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., U.S. Bank National Association and The Bank of New York Mellon

10.3	First Amendment, dated as of July 1, 2009, to Collateral Agreement, dated as of February 26, 2007, by and among Primus Telecommunications IHC, Inc., U.S. Bank National Association and the Grantors party thereto

10.4	Assumption Agreement, dated as of July 1, 2009, by Primus Telecommunications Group, Incorporated and Primus Telecommunications Holding, Inc., in favor of U.S. Bank National Association, as collateral agent under the Collateral Agreement, dated as of February 26, 2007, by and among Primus Telecommunications IHC, Inc., U.S. Bank National Association and the other Grantors party thereto

10.5	Third Amendment, dated as of July 1, 2009, to the Term Loan Agreement, dated as of February 18, 2005, among Primus Telecommunications Group Incorporated, Primus Telecommunications Holding, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper, Inc., acting through one or more of its branches as the Administrative Agent and The Bank of New York Mellon, as the successor Administrative Agent

10.6	Separation Agreement by and between John F. DePodesta and Primus Telecommunications Group, Incorporated, dated as of July 1, 2009

10.7	Separation Agreement by and between Thomas R. Kloster and Primus Telecommunications, Inc., dated as of July 1, 2009

10.8	Primus Telecommunications Group, Incorporated Management Compensation Plan

10.9	Form of Restricted Stock Unit Agreement between Grantee and Primus Telecommunications Group, Incorporated, dated as of July 1, 2009

10.10	Form of Nonqualified Stock Option Agreement between Grantee and Primus Telecommunications Group, Incorporated, dated as of July 1, 2009

10.11	Form of Performance Nonqualified Stock Option Agreement between Grantee and Primus Telecommunications Group, Incorporated, dated as of July 1, 2009

99.1	Press Release, dated July 1, 2009

*	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July 1, 2009.
**	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer